Exhibit 5.1

LATHAM & WATKINS LLP
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September 17, 2019

LYB International Finance II B.V.
Delftseplein 27E
3013AA Rotterdam
The Netherlands

Re: Registration Statement No. 333-229812; €500,000,000 Aggregate Principal Amount of 0.875% Guaranteed Notes Due 2026 and €500,000,000 Aggregate Principal Amount of 1.625% Guaranteed Notes Due 2031
Ladies and Gentlemen:
We have acted as special counsel to LYB International Finance II B.V., a private company with limited liability (besloten vennootschap) in the country of The Netherlands (the “Issuer”), in connection with the issuance of €500,000,000 aggregate principal amount of the Issuer’s 0.875% Guaranteed Notes due 2026 (the “2026 Notes”) and €500,000,000 aggregate principal amount of the Issuer’s 1.625% Guaranteed Notes due 2031 (together with the 2026 Notes, the “Notes”) and the guarantee of the Notes (the “Guarantee”) by LyondellBasell Industries N.V., a public company with limited liability (naamloze vennootschap) in the country of The Netherlands (the “Company”), under an Indenture dated as of March 2, 2016, including the Guarantee, in the form most recently filed as an exhibit to the Registration Statement (as herein defined) as supplemented by the first supplemental indenture dated as of September 17, 2019 setting forth the terms of the Notes (collectively, the “Indenture”) to be entered into by and among the Issuer, the Company, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and pursuant to a registration statement on Form S‑3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on February 22, 2019 (Registration No. 333‑229812) (the “Registration Statement”), an accompanying base prospectus, dated February 22, 2019, and included in the Registration Statement at the time it originally became effective (the “Base Prospectus”), and a final prospectus

September 17, 2019

supplement, dated September 10, 2019 and filed with the Commission pursuant to Rule 424(b) under the Act on September 12, 2019 (together with the Base Prospectus, the “Prospectus”). This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S‑K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or Prospectus, other than as expressly stated herein with respect to the issue of the Notes and the Guarantee.
As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Issuer, the Company, and others as to factual matters without having independently verified such factual matters. We are opining herein as to the internal laws of the State of New York, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or as to any matters of municipal law or the laws of any local agencies within any state. Various issues pertaining to the laws of the Netherlands are addressed in the opinion of De Brauw Blackstone Westbroek N.V., separately provided to you. We express no opinion with respect to those matters herein, and to the extent elements of those opinions are necessary to the conclusions expressed herein, we have, with your consent, assumed such matters.
Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the Notes have been duly executed, issued, and authenticated in accordance with the terms of the Indenture and delivered against payment therefor in the circumstances contemplated by that certain underwriting agreement, dated September 10, 2019, by and among the underwriters named therein, the Issuer and the Company, the Notes and the Guarantee will be legally valid and binding obligations of the Issuer and the Company, respectively, enforceable against the Issuer and the Company in accordance with their respective terms.
Our opinion is subject to: (i) the effect of bankruptcy, insolvency, reorganization, preference, fraudulent transfer, moratorium or other similar laws relating to or affecting the rights and remedies of creditors; (ii) the effect of general principles of equity, whether considered in a proceeding in equity or at law (including the possible unavailability of specific performance or injunctive relief), concepts of materiality, reasonableness, good faith and fair dealing, and the discretion of the court before which a proceeding is brought; (iii) the invalidity under certain circumstances under law or court decisions of provisions providing for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to public policy; and (iv) we express no opinion as to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, (b) consents to, or restrictions upon, governing law, jurisdiction, venue, arbitration, remedies, or judicial relief, (c) the waiver of rights or defenses contained in Section 4.06 of the Indenture; (d) any provision requiring the payment of attorneys’ fees, where such payment is contrary to law or public policy; (e) any provision permitting, upon acceleration of the Notes, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon; (f) any provision to the extent it requires that a claim with respect to the Notes (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides; (g) provisions purporting to make a guarantor primarily liable rather than as a surety; (h) advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights; (i) waivers of broadly or vaguely stated rights; (j) covenants not to compete; (k) provisions for exclusivity, election or cumulation of rights or remedies; (l) provisions authorizing or validating conclusive or discretionary determinations; (m) grants of setoff rights; (n) proxies, powers and trusts; and (o) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property; and (p) the severability, if invalid, of provisions to the foregoing effect.

September 17, 2019

With your consent, we have assumed (a) that the Indenture, the Guarantee, and the Notes (collectively, the “Documents”) have been duly authorized, executed and delivered by the parties thereto, (b) that the Documents constitute legally valid and binding obligations of the parties thereto other than the Issuer and the Company, enforceable against each of them in accordance with their respective terms, and (c) that the status of the Documents as legally valid and binding obligations of the parties is not affected by any (i) breaches of, or defaults under, agreements or instruments, (ii) violations of statutes, rules, regulations or court or governmental orders, or (iii) failures to obtain required consents, approvals or authorizations from, or make required registrations, declarations or filings with, governmental authorities.
This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Company’s Form 8-K dated September 17, 2019 and to the reference to our firm contained in the Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
Very truly yours,

/s/Latham & Watkins LLP